UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): November 18, 2004



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 18, 2004, the Board of Directors of NIKE, Inc. (the "Company") appointed William D. Perez as President and Chief Executive Officer of the Company and as a director of the Company, effective on December 28, 2004. Philip H. Knight, co-founder and current Chairman and Chief Executive Officer of the Company, will continue as Chairman of the Board and remain active in the Company. Mr. Perez will report directly to the Board of Directors. The Company anticipates that Mr. Perez will serve on the Executive Committee of the Board of Directors.

William D. Perez, age 57, has been President and Chief Executive Officer of S. C. Johnson & Son, Inc., a global consumer products company with such brands as Windex, Ziploc, Pledge, Glade, and Saran, since 1996.
Mr. Perez joined S. C. Johnson & Son, Inc. in 1970, and has held a number of senior positions in marketing, regional management, and global management, becoming President and Chief Operating Officer of Worldwide Consumer Products in 1993. Mr. Perez is also a director of Kellogg Company, where he serves on the Audit Committee and the Consumer Marketing Committee.

The Company and Mr. Perez have entered into an employment agreement, a copy of which is filed as Exhibit 10.1 hereto. Under the terms of this agreement, on December 28, 2004, Mr. Perez will receive (i) an initial stock option for 200,000 shares of Company stock with a fair market value exercise price, a ten-year term and vesting one-third per year over three years, and (ii) an initial restricted stock bonus for 100,000 shares of Company stock vesting one-third per year over three years.
Mr. Perez will receive an initial annual salary of $1,350,000, target bonuses under the Company's annual Performance Sharing Plan of 125% of salary, annual option grants of at least 150,000 shares, annual restricted stock bonus awards of at least $2,000,000 of Company stock, and annual $600,000 target awards under the Company's three-year long-term incentive programs. He will also participate in other employee benefit programs available to executives of the Company. He is guaranteed a bonus of at least $703,125 for the remainder of fiscal 2005. In July 2005, he will receive special target awards under the Company's long-term incentive plan of $600,000 for a two-year performance period and $283,000 for a one-year performance period. If, on or prior to December 28, 2007, Mr. Perez's employment is terminated by the Company without cause or by Mr. Perez for good reason, he will receive a severance payment equal to two years' salary plus at least one year's target annual bonus, and will have vesting accelerated on his initial stock option and restricted stock awards. If Mr. Perez's employment is terminated by the Company without cause or by Mr. Perez for good reason after December 28, 2007, he will receive a severance payment equal to two years' salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2004, the Board of Directors approved amendments to the Bylaws to separate and clarify the respective roles of the Chairman of the Board and the Chief Executive Officer, and to make various conforming changes. A copy of the Company's Third Restated Bylaws, as amended, is filed as Exhibit 3.2 hereto.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits

        3.2     Third Restated Bylaws, as amended.
       10.1 Terms of Employment dated November 18, 2004 between NIKE, Inc. and William D. Perez.
       10.2 Form of Non-Statutory Stock Option Agreement for options granted to executives under the 1990 Stock Incentive Plan.
       10.3 Form of Restricted Stock Bonus Agreement under the 1990 Stock Incentive Plan.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NIKE, Inc.
                                     (Registrant)

                                             /s/ Donald W. Blair
Date: November 18, 2004              By: _______________________________
                                         Donald W. Blair,
                                         Chief Financial Officer